UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 8-A

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                PURSUANT TO SECTION 12(b) OR (g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                     Fenton Graham Marketing, Inc.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)

         Nevada                                          88-1042805
----------------------------------------------------------------------
(State of incorporation)                              (I.R.S. Employer
                                                       Identification
                                                            No.)

13215  Verde River Dr., Unit 1,  Fountain Hills, AZ           85268
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(Address of principal executive offices)                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-88090

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.001 par value
            ----------------------------------------------
                           (Title of class)

       Information required in registration statement

Item 1. Description of Registrant's Securities to be Registered.

A description of the common stock being registered hereunder is given under the heading "Description of Securities" on page 14 of the registration statement on Form SB-2 filed by the registrant under the Securities Act of 1933 on May 13, 2002 (File No. 333-88090), as amended by pre-effective amendment no. 1 filed July 24, 2002, pre-effective amendment no. 2 filed October 8, 2002, pre-effective amendment no. 3 filed March 24, 2003, pre-effective amendment no. 4 filed April 25, 2003, and as further amended from time to time, and is hereby incorporated into this registration statement by reference.

Item 2. Exhibits.

Exhibit             Title

3.1*                Amended and Restated Articles of
                    Incorporation

3.2*                By-Laws

5.1*                Opinion of Chapman & Flanagan, Ltd. as
                    to legality

10.1* Assignment of the Redirector and WarRoom software to Fenton Graham by Quantum
                    Leap Media, Inc. dated July 12, 2002

10.2*               Employment Agreement with J.P. Schrage

10.3*               Co-Location Agreement between the
                    Company and VVVRRR, Inc. dated July 1,
                    2002

16.1*               Letter from former accountants,
                    Merdinger, Fruchter, Rosen & Company,
                    P.C.

23.1*               Consent of Stonefield Josephson, Inc.,
                    Certified Public Accountants

23.2*               Consent of Chapman & Flanagan, Ltd.
                    (contained in Exhibit 5.1)

99*                 Subscription Agreement


* Incorporated herein by reference to the exhibits of the same number in registrant's Registration Statement on Form
SB-2, as amended, initially filed on May 13, 2002.


                          Signature

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Fenton Graham Marketing, Inc.

Date:  May 12, 2003



By: /s/
    J.P. Schrage, President